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                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
BioMed Realty Trust, Inc.:



We consent to the use of our report with respect to the balance sheet of BioMed Realty Trust, Inc. as of April 30, 2004, included herein and to the reference to our firm under the heading "Experts" in the registration statement and related prospectus.



                                             /s/ KPMG LLP



San Diego, California
June 23, 2004